Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, (No. 333-118771 and No. 333-114897) and Form S-3 (No. 333-110552 and 333-131455) and in the related Prospectuses, of our report, dated February 5, 2004, relating to the consolidated financial statements of Access National Corporation included in the Annual Report of Form 10-K for the year ended December 31, 2004.
/s/ Yount, Hyde & Barbour, P.C.
Winchester, Virginia
March 30, 2006